Exhibit 99.1
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           LOGO    ABINGTON BANCORP,INC.

                                NEWS RELEASE
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                            FOR IMMEDIATE RELEASE

For:  Abington Bancorp, Inc.           Contact:  Robert M. Lallo
      97 Libbey Parkway                          Treasurer & Chief Financial
      Weymouth Woods Corporate Offices           Officer
      P.O. Box 890237                            (781) 682-6903
      Weymouth, MA  02189-0237
      www.AbingtonSavings.com

             ABINGTON BANCORP ANNOUNCES QUARTERLY CASH DIVIDEND

Abington, MA, April 4, 2003 - Abington Bancorp, Inc. (NASDAQ NMS:ABBK) announced today that its Board of Directors had approved payment of a quarterly cash dividend for holders of its common stock of $0.11 per share. The dividend is payable on May 1, 2003, to stockholders of record as of the close of business on April 17, 2003.

James P. McDonough, President and Chief Executive Officer of Abington Bancorp, said, "This dividend reflects our continuing confidence in our core community banking operations and our commitment to share the rewards of our performance with our shareholders."

As previously disclosed, the Bank expects to file its Form 10-K for the year ended December 31, 2002 by April 15, 2003, in connection with revisions it expects to make to its 2002 results. The Bank intends to hold a conference call with the investment community following that filing.

Abington Savings Bank is a Massachusetts-chartered savings bank with deposits insured in full by the Federal Deposit Insurance Corporation and the Depositors Insurance Fund. The Bank currently operates a main office in Abington, a Corporate Headquarters in Weymouth and sixteen other branches located in Brockton, Canton, Cohasset, Dorchester, East Milton, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Pembroke, Quincy, Randolph, Weymouth and Whitman.

                                    # # #

Certain statements herein constitute "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated, including changing regional and national economic conditions, changes in the real estate market, changes in levels of market interest rates, credit risks on lending activities, and competitive and regulatory factors. All forward-looking statements are necessarily speculative and undue


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reliance should not be placed on any such statements, which are accurate only as of the date made. The Company disclaims any duty to update such forward-looking statements.


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